Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          IMCLONE SYSTEMS INCORPORATED

     I, H. Kenneth Fish, the incorporator hereinafter named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true;

     FIRST: The name of the corporation (the "Corporation") is IMCLONE SYSTEMS INCORPORATED.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 100 West 10th Street, Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purposes of the Corporation are to engage in research and development, production, manufacturing and distribution of products based on genetic engineering, including but not limited to such products based on recombinant DNA techniques and monoclonal antibody techniques of production and to provide consulting and other services as related to the foregoing business.

     To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in stocks, shares, bonds, notes and obligations of the interests in corporations, joint-stock companies, trusts, associations, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might;

     To acquire, hold, use, dispose of buildings, plants, factories, mills, machinery, works and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein for the purposes of the foregoing businesses; patent rights and privileges, inventions, formulae, trademarks and names, secret processes or any right or interest therein; as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust, association, firm or person, and in such cases to assume all or any part of its or his liabilities.

     To conduct any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one million (1,000,000) shares of common stock with a par value of five cents ($0.05) per share.

     FIFTH: The name and the mailing address of the incorporator is as follows:

                  NAME         MAILING ADDRESS
                  ----         ---------------

          H. Kenneth Fish      Foley, Hoag & Eliot
                               One Post Office Square
                               Boston, Massachusetts 02109

     SIXTH: The names and the mailing addresses of the initial directors are as follows:

          Harlan Waxsel        101 West 81st Street
                               Unit 712
                               New York, New York

          Jack Waxsel          260 Hornwood Drive
                               Dayton, Ohio 45405

          Salvatore Vernace    Pomona Professional Plaza
                               Route 45
                               Pomona, New York 10970

     SEVENTH: The original by-laws of the Corporation shall be adopted by the incorporator Thereafter, the power to make, alter, or repeal the by-laws, and to adopt any new by-law, shall be vested in the board of directors of the Corporation.

     EIGHTH: Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     NINTH: Each person who at any time is, or shall have been, a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided by the General Corporation Law of the State of Delaware. The foregoing Jack Waxsel right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee, or agent may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of April, 1984.

[Seal]                                       /s/ H. Kenneth Fish
                                             -----------------------------
                                             H. Kenneth Fish, Incorporator

               CERTIFICATE OF CORRECTION FILED TO CORRECT A
               CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION OF IMCLONE SYSTEMS INCORPORATED FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON APRIL 26, 1984, AND RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS FOR NEW CASTLE COUNTY, DELAWARE, ON APRIL 26, 1984

     IMCLONE SYSTEMS INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is IMCLONE SYSTEMS INCORPORATED.

     2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on April 26, 1984 and recorded in the office of the Recorder of Deeds of New Castle County on April 26, 1984 and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said certificate to be corrected is as follows:

          The surname of two of the initial directors referred to in paragraph SIXTH is Waksal rather than Waxsel.

     4. Paragraph SIXTH of the certificate is corrected to read as follows:

     SIXTH: The names and the mailing addresses of the initial directors are as follows:

          Harlan Waksal                 101 West 81st Street
                                        Unit 712
                                        New York, New York

          Jack Waksal                   260 Hornwood Drive
                                        Dayton, Ohio 45405

          Salvatore Vernace             Pomona Professional Plaza
                                        Route 45
                                        Pomona, New York 10970

     IN WITNESS WHEREOF, said IMCLONE SYSTEMS INCORPORATED has caused this certificate to be signed by Jack Waksal and Salvatore Vernace, a majority of its Directors, 26th day of April, 1984.

                                           IMCLONE SYSTEMS INCORPORATED

                                           /s/ Salvatore Vernace
                                           -------------------------------------
Michael A. Stetl Notary Public
in and for the State of Ohio               /s/ Jack Waksal
                                           -------------------------------------
My Commission expires Dec. 4, 1985
/s/ Michael A. Stetl
------------------------------------
5/30/84

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     ImClone Systems Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members dated September 13, 1984 filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     RESOLVED, that the Certificate of Incorporation of ImClone Systems Incorporated be amended by changing the FOURTH Article so that as amended said Article shall be and read as follows: "The total number of shares of capital stock which the Corporation shall have authority to issue is two million (2,000,000) shares of common stock with a par value of five cents ($0.05) per share.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said ImClone Systems Incorporated has caused this certificate to be signed by Harlan Waksal, its President, and attested by H. Kenneth Fish, its Secretary, this 29th day of September, 1984

                                        IMCLONE SYSTEMS INCORPORATED

                                        By /s/ Harlan W. Waksal M.D.
                                        --------------------------------------
                                           Harlan Waksal, its President
ATTEST:

By /s/ H. Kenneth Fish
   --------------------------------
   H. Kenneth Fish, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     ImClone Systems Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members dated May 20, 1986 filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation.

     RESOLVED, that the Certificate of Incorporation of ImClone Systems Incorporated be amended by changing the FOURTH Article so that as amended said Article shall be and read as follows: "The total number of shares of capital stock which the Corporation shall have authority to issue is seven million (7,000,000) shares of common stock with a par value of five cents ($0.05) per share."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said ImClone Systems Incorporated has caused this certificate to be signed by Harlan Waksal, its President, and attested by John Landes, its Secretary, this 16th day of June 1986.

                                        IMCLONE SYSTEMS INCORPORATED

                                        By /s/ Harlan W. Waksal M.D.
                                        --------------------------------------
                                           Harlan Waksal, its President

ATTEST.

By /s/ John Landes
---------------------------------
   John Landes, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          IMCLONE SYSTEMS INCORPORATED

     The undersigned hereby certifies that the following amendment to the Certificate of Incorporation of ImClone Systems Incorporated (the "Corporation") has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of Delaware and that, pursuant to said Section 228, written notice of said adoption has been provided to those stockholders of the Corporation who did not consent in writing to such adoption:

     That the Certificate of Incorporation of the Corporation be, and it hereby is, amended by addition thereto of a new Article ELEVENTH as follows:

     ELEVENTH: To the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, no director of this Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation.

     IN WITNESS WHEREOF, said ImClone Systems Incorporated has caused this certificate to be signed by Harlan Waksal, its President, and attested by John Landes, its Secretary, this 27 day of May, 1987.


ATTEST:                                 IMCLONE SYSTEMS INCORPORATED


/s/ John B. Landes                      By /s/ Harlan W. Waksal M.D.
-------------------------               --------------------------------------
John B. Landes, Secretary                  Harlan Waksal, its President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          IMCLONE SYSTEMS INCORPORATED

                           Pursuant to Section 242 of
                      The Delaware General Corporation Law

     We, Harlan W. Waksal, Executive Vice President, and John B. Landes, Secretary, respectively, of ImClone Systems Incorporated, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), do hereby certify as follows:

     FIRST: That the Board of Directors of the Corporation duly adopted the following amendment to the Certificate of Incorporation of the Corporation, proposing and declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for their approval. The Amendment is that Article NINTH of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

     "NINTH (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity as a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The provisions of this paragraph (a) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or director of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (d) The provisions of this Article NINTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise."

     SECOND: That a special meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment set forth in Article FIRST hereof was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation law.

     IN WITNESS WHEREOF, we have signed this certificate this 28 day of March 1988.

                                             /s/ Harlan W. Waksal
                                             ------------------------------
                                             Harlan W. Waksal
                                             Executive Vice President

Attest

/s/ John B. Landes
------------------------
John B Landes
Secretary

                            CERTIFICATE 0F AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          IMCLONE SYSTEMS INCORPORATED

                under section 242 or the General Corporation law
                            of the State of Delaware


The undersigned, being the Executive Vice President of IMCLONE SYSTEMS INCORPORATED, a Delaware corporation (the "Corporation") DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH in its entirety and inserting the following in lieu thereof:

          "FOURTH: (a) the total number of shares of capital stock which the Corporation shall have the authority to issue shall be 16,000,000 shares, of which 15,000,000 shares shall be Common Stock with a par value of one cent ($.0l) per share, and 1,000,000 shares shall be Preferred Stock with a par value of one dollar ($1.00) per share.

     A statement of the designations of the authorized classes of stock or of any series thereof, and the voting powers, full or limited, or no voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

          1. The Board of Directors is authorized, subject to the limitations prescribed by law and in accordance with the provisions hereof, to provide for the issuance or Preferred Stock in one or more series, from time to time and, by filing a certificate of designations pursuant to the General Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, voting powers, full or limited, or no voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of each such series. The authority of the Board or Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

               (i) The distinctive designation and number of shares comprising such series;

               (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

               (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

               (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares or any other class or classes, with or without par value, or of any other series of the same class, and, it provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

               (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

               (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

               (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

     2. The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

     3. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution or the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the corporation remaining.

     4. At all meetings of the stockholders of the corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the Delaware General Corporation Law, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote.

     (b) A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     (c) The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the state of Delaware.

     SECOND: That such amendment was duly adopted by the Board of Directors of the Corporation and by the Stockholders of the Corporation in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment to this Certificate of Incorporation of the Corporation has been signed, and the statements made herein affirmed as true under the penalties of perjury, this l2th day of June, 1991.


                                             /s/ Harlan W. Waksal
                                             -----------------------------
                                             Harlan W. Waksal
                                             Executive Vice President

ATTEST: /s/ John B. Landes
        --------------------------
        John B. Landes

                            CERTIFICATE OF AMENDMENT
                                       To
                          CERTIFICATE OF INCORPORATION
                                       0F
                          IMCLONE SYSTEMS INCORPORATED
                Under Section 242 of the General Corporation Law
                            of the State of Delaware

     The undersigned, being the Executive Vice President of IMCLONE SYSTEMS INCORPORATED, a Delaware corporation (the "Corporation") DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and inserting the following in lieu thereof:

          "FORTH: (a) The total number of shares of capital stock which the corporation shall have the authority to issue in thirty million (30,000,000) shares or Common Stock with a par Value of one tenth of one cent ($.001) per share and four million (4,000,000} shares of Preferred Stock with par value of one dollar ($1.00) per share."

     SECOND: The Certificate of Incorporation of the Corporation is further amended to add a new Article TWELFTH to read as follows;

          "TWELFTH: Each outstanding share of Common Stock, par value $.01 per share, is hereby re-classified and changed into one and one-half shares of Common Stock, par value $.00l per share, and upon the filing of this amendment to the Certificate of Incorporation, each outstanding share of Common Stock, par value $.01 per share, shall be split up and converted into one and one-half shares of Common Stock, par value $.00l per share."

     THIRD: That such amendment was duly adopted by the Board of Directors of the Corporation and by the Stockholders of the corporation in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS HEREOF, this Certificate of Amendment to the Certificate of Incorporation of the Corporation has been signed, and the statements made herein affirmed as true under the penalties of perjury, this 16th day of' September, 1991.

                                        /s/ Harlan W. Waksal
                                        --------------------------
                                        Harlan W. Waksal,
                                        Executive Vice President

ATTEST: /s/ John B. Landes
        ----------------------------
        John B. Landes, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          IMCLONE SYSTEMS INCORPORATED

                Under Section 242 of the General Corporation Law
                            of the State of Delaware

The  undersigned,   being  the  Executive  Vice  President  of  IMCLONE  SYSTEMS
INCORPORATED, a Delaware corporation (the "Corporation") DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended so that Article FOURTH (a) shall read in its entirety as follows:

     "FOURTH: (a) The total number of shares of capital stock which the Corporation shall have the authority to issue is forty-five million (45,000,000) shares of Common Stock with a par value of one tenth of one cent ($.001) per share and four million (4,000,000) shares of Preferred Stock with a par value of one dollar ($1.00) per share."

     SECOND: That such amendment was duly adopted by the Board of Directors of the Corporation and by the Stockholders of the Corporation in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of the Corporation has been signed, and the statements hereto affirmed as true under the penalties of perjury, this 18 day of July, 1997.

                                        /s/ Harlan W. Waksal
                                        -------------------------------
                                        Harlan W. Waksal
                                        Executive Vice President


Attest: /s/ John B. Landes
        --------------------------
        John B. Landes